Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements No. 333-39072, 333-54017, 333-33555, 333-29725 and 333-90186 on Forms S-8 of CommScope, Inc. and subsidiaries of our report dated December 5, 2003, except for Note 12 as to which the date is January 31, 2004, relating to the combined financial statements of Avaya Connectivity Solutions, which appears in this Current Report on Form 8-K/A of CommScope, Inc. and subsidiaries dated March 17, 2004.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 17, 2004